SHARE ISSUANCE AGREEMENT

This Share Issuance Agreement ("Agreement"), is made and entered into as of the  7th day of April, 2009 by and among China Broadband, Inc., a Nevada corporation (the “Parent”), China Broadband, Ltd., a Cayman Islands company and wholly owned subsidiary of the Parent (“China Broadband Cayman or “Buyer” and, collectively, the “Company” ) on the one hand and Wanshi Wangjing Media Technologies (Beijing) Co., Ltd., (a/k/a AdNet Media Technologies (Beijing) Co., Ltd.), a PRC based advertisement insertion business (“AdNet”), and the equity owners of AdNet as listed hereto on Schedule A (the “AdNet Shareholders”) on the other.  Parent, China Broadband Cayman, WFOE, AdNet and the AdNet Shareholders are hereinafter sometimes collectively referred to as the “Parties.”

RECITALS:

A.           The Company, through China Broadband Cayman as an indirect subsidiary of Parent in the People’s Republic of China (the “PRC”),  is entering into a Loan Agreement, Equity Option Agreement and Trust Agreement, between itself, a Trustee (as defined in such agreements) acting as nominee on behalf of China Broadband Cayman, AdNet and the AdNet Shareholders substantially in the form as annexed hereto as Exhibit A (the “AdNet Pledge Documents”), pursuant to which, among other things, China Broadband Cayman is acquiring in pledge all of the issued and outstanding capital stock of AdNet on a fully diluted basis (the “AdNet Shares”), through an exchange (the “Share Exchange”) of Parent’s common stock, par value $0.001 per share (the “Parent Common Stock”) to be issued to the AdNet Shareholders, resulting in AdNet becoming held and owned under PRC law by a nominee as on behalf of WFOE, which in turn, is indirectly owned and controlled by Parent and, in the AdNet Shareholders owning 11,254,898 Parent Common Stock (the “Broadband Shares”).

B.           It is the intention of the parties hereto that the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where the AdNet Shareholders reside.

C.           The board of directors (or managers, as the case may be) of each of Parent, China Broadband Cayman, and AdNet as well as the AdNet Shareholders, each deem it to be in the best interests of Parent, China Broadband Cayman, AdNet and their respective shareholders to consummate the Share Exchange.

D.           AdNet currently holds, among other things, an Internet Content Provider’s license in the PRC, and is licensed to provide content sensitive advertisement and other media in internet café’s in the PRC.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Shares” means the aggregate maximum of 637,777 Shares of Parent Common Stock that may be issued to AdNent Shareholders if a Delinquency Event occurs.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, this Agreement, the Share Exchange and/or the Parties.

“Affiliate” means any one or more Persons controlling, controlled by or under common control with any other Person or their affiliate.

“AdNet Corporate Documents” shall be as defined in Section 2.2(d).

“AdNet Loan”  shall mean the $100,000 Loan made to AdNet pursuant to the AdNet Pledge Documents.

“AdNet Executives” means Priscilla Lu, in her capacity as President and Chief Executive Officer of AdNet, and Michael Wang in his capacity as Chief Financial Officer of AdNet.

“AdNet Shareholders” shall be as defined in the preamble to this Agreement, above.

“AdNet Shares” shall mean 100% of the equity interests authorized for issuance by AdNet as defined in the Recital to this Agreement, above, which are outstanding and held by the AdNet Shareholders or their nominees prior to the Closing Date.

“Business Day” shall mean any day, excluding Saturday, Sunday and any other day on which national banks located in New York, New York shall be closed for business.

“Closing” shall be as defined in Section 1.4.

“Closing Date” shall mean the date upon which the Share Exchange shall be consummated pursuant to the AdNet Pledge Documents as set forth in Section 1.4, below.

“Dollar” and “$” means lawful money of the United States of America.

“Common Stock” or “Parent Common Stock” means the 95,000,000 shares of common stock, $0.001 par value per share, of Parent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Broadband Shares” shall mean the 11,254,898 shares of Parent Common Stock which, for avoidance of doubt, represents Fifteen Percent (15%) of the Parent Fully-Diluted Common Stock, as contemplated by this Agreement, to be issued to the AdNet Shareholders in exchange for 100% of the outstanding capital stock of AdNet, on a fully diluted basis.

“GAAS” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor Institutes concerning the treatment of any accounting matter.

“Jinan Broadband” or “WFOE” means Jia He Broadband, Ltd., a company formed in the People’s Republic of China as a subsidiary of China Broadband Cayman, which operates the existing broadband cable network business and programming guide periodical business of the Company in the PRC.

“Knowledge” means actual knowledge.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a consolidated whole.

“Outstanding Parent Common Stock” means the 50,585,455 shares of Parent Common Stock issued and outstanding as of the Closing Date.

“Parent Fully-Diluted Common Stock” means, as at the time in question, the 63,777,755 maximum number of shares of Parent Common Stock, inclusive of (i) the Outstanding Parent Common Stock, (ii) the Broadband Shares being issued hereby, (iii) all shares underlying certain warrants or outstanding options, but exclusive of shares issuable upon exercise of any warrants exercisable at $2.00 or securities underlying convertible notes issued in January 2008.

“Parent Indemnified Parties” shall be as defined in Section 7.1(a), below.

“Parent Securities” shall be as defined in Section 1.3, below.

“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Reporting Delinquency” shall be as defined in Section 7.4.

“SEC Reports” shall be as defined in Section 3 below.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

“Trustee” means the Trustee appointed in accordance with the AdNet Pledge Documents, which Trustee is initially Wang Yang Qi a/k/a Michael Wang.

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“AdNet Pledge Documents” shall be as defined in the Recitals to this Agreement.

SECTION 1.

THE SHARE EXCHANGE; OFFICERS AND DIRECTORS

1.1	The Share Exchange.

(a)           On the Closing Date and subject to and upon the terms and conditions of the AdNet Pledge Documents and the terms provided herein, (i) the AdNet Shareholders shall irrevocably sell, assign, transfer and exchange to the Trustee on behalf of China Broadband Cayman, by depositing with its Trustee, marketable title to  all of their issued and outstanding AdNet Shares, and (ii) AdNet shall pay $100,000 directly to the China Broadband Cayman in U.S. funds.

(b)           On the Closing Date, and in exchange for the transfer to it of the AdNet Shares and entry into and consummation of, the terms of the AdNet Pledge Documents and this Agreement, (i) Parent shall issue to the AdNet Shareholders the Broadband Shares, and (ii) China Broadband Cayman or Parent shall loan $100,000 to AdNet as secured by the AdNet Pledge Documents.

(c)           On the Closing Date, any other outstanding notes, warrants, or options to purchase or agreements or obligations to issue, securities of AdNet, shall be cancelled and retired and cease to exist as at the Closing Date.

(d)           All other conditions to Closing as set forth herein shall have been complied with on or before the Closing Date.

1.2           Exemption from Registration.  The Parties intend that the issuance of (i) the Broadband Shares to be issued by Parent, shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2), or Regulation S of the Securities Act, applicable state laws and the rules and regulations promulgated under the foregoing.

1.3           Purchase Price.  The purchase price to be paid by the AdNet Shareholders and Adnet for the Broadband Shares shall be the AdNet Shares and $100,000.

1.4           Closing.

The closing of the Share Exchange (the “Closing”) will take place at the offices of Hodgson Russ LLP, counsel to the Company, at its office in New York, New York, within ten days following the delivery of satisfaction or waiver of the conditions precedent set forth in Section 4 or at such other date as Parent and the AdNet Shareholders shall agree (the “Closing Date”), but in no event shall the Closing Date occur later than April 14, 2009, unless such date shall be extended by mutual agreement of AdNet and the Parent.

1.5	Restrictions On Resale

The Broadband Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) Parent receives an opinion of counsel reasonably satisfactory to counsel for Parent, that an exemption from the registration requirements of the Securities Act is available.  For purposes of the opinion in the preceding sentences, the Company will not object to a bonafide opinion provided by any reputable U.S. law firm with an active U.S. securities practice.

The certificates representing securities issued under this Agreement shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO CONSEL TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

1.7	Exchange of Certificates.

(a)           On or immediately after the Closing Date the AdNet Shareholders shall be required to surrender all their AdNet Shares by delivery of a transfer instrument or stock power valid and binding under PRC and US law, to the Trustee on behalf of the Company pursuant to the AdNet Pledge Documents and this Agreement, and the AdNet Shareholders shall be entitled upon such transfer and surrender of all of their AdNet Shares, to receive in exchange therefor (and presuming all other conditions hereto are satisfied), certificates representing the proportionate number of Broadband Shares into which the AdNet Shares theretofore surrendered shall have been exchanged pursuant to this Agreement as set forth under the definition of Broadband Shares, above.  Until so surrendered, each outstanding instrument, agreement or document which, prior to the Closing Date, represented the AdNet Shares or any right to receive any kind of ownership interest in AdNet, shall be deemed for all corporate purposes, subject to the further provisions of this Article 1, to evidence the ownership of the number of whole Broadband Shares for which such AdNet Shares have been so exchanged.  No dividend or distribution payable to holders of Broadband Shares of record as of any date subsequent to the Closing Date shall be paid or issued to the owner or holder of any instrument representing ownership of AdNet Shares that has not complied with the provisions hereof for the transfer of such shares, until such certificate or instruments representing ownership of all the relevant AdNet Shares, together with an appropriately executed stock transfer and assignment form, are duly delivered as provided in this Article 1.

(b)           All Broadband Shares for which the AdNet Shares shall have been exchanged pursuant to this Article 1 shall be deemed to have been issued in full satisfaction of all rights pertaining to the AdNet Shares.  For avoidance of doubt, the repayment of the AdNet Loan shall not be deemed satisfaction of give rise to any right of a party to obtain return of any AdNet Shares required to be delivered hereby.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF ADNET AND ADNET SHAREHOLDERS

AdNet, the AdNet Executives and, to each of their Knowledge, each AdNet Shareholder, hereby warrants and represent as follows (with the exception of Section 2.15 below which representations and warranties are made individually by each of the AdNet Executives and AdNet Shareholders with respect to such AdNet Executive or AdNet Shareholder):

2.1           Organization and Good Standing: Ownership of Shares.   AdNet is a company duly organized, validly existing and in good standing under the laws of the Beijing, China and, has no outstanding subscriptions, rights, options, warrants or other agreements obligating to issue, sell or transfer any stock or other securities of AdNet.  AdNet has the corporate power to own its own property and other assets and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

2.2           Corporate Authority, Government Consents.  AdNet has the corporate power and authority to enter into this Agreement and the AdNet Pledge Documents and to perform their respective obligations hereunder and thereunder.  The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby and thereby have been duly authorized by the board of directors of AdNet and AdNet Shareholders and by the respective boards of any AdNet Shareholder which is an entity.  AdNet has obtained and secured all necessary corporate and government (including administrative) related consents and permits necessary to enter into the AdNet Pledge Documents and this Agreement and consummate the transaction contemplated thereby and hereby.  The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation, by-laws liable of similar corporate governance instruments of AdNet, each as amended and in effect on the date of this Agreement (the “AdNet Corporate Documents”).  This Agreement is fully enforceable AdNet and its shareholders. No notices to or consents from third parties or any governmental agency, creditor or other third party are required to be given which will not have been given (and consents, if any, obtained) prior to the Closing Date. AdNet has received all necessary consents or waivers from any other company or entity which are necessary in order for AdNet to operate and sell its business.

2.3           Ownership of AdNet Shares.  The AdNet Shareholders set forth on Schedule A are the sole owners of record and beneficially of all of the issued and outstanding AdNet Shares, which shares are duly authorized, validly issued, fully paid and non assessable and owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement and the AdNet Pledge Documents.

2.4           Financial Statements, Books and Records.  The simulated financial statements (balance sheet, income statement, notes) of Adnet for fiscal year ended December 31, 2008 (the “Financial Statements”) have been presented to Parent.  The Financial Statements fairly represent the financial position of AdNet as of such date and the results of their operations for the periods then ended.  The Financial Statements were a compilation and were not audited but were prepared, upon information,  in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein.  The books of account and other financial records of AdNet are complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

2.5           Access to Records/Full Disclosure.  The corporate financial records, minute books and other documents and records of AdNet, have been made available to Parent prior to the Closing hereof.  No representation or warranty by AdNet in this Agreement or in any of the AdNet Pledge Documents contains or will, as of the Closing, contain any untrue statement of a material fact or omits or will, as of the Closing, omit to state any fact necessary to make any statement herein or therein not materially misleading or omit to contain any material information.

2.6           No Material Adverse Changes.  Except as otherwise described on Schedule 2.6 hereto, since AdNet’s inception, there has not been and through the Closing Date there shall not be:

(a)           any material adverse change in the financial position of AdNet except changes arising in the ordinary course of business, which changes have not materially and adversely affected the financial position of AdNet and there will not be at the Closing Date any material liabilities or other indebtedness incurred by AdNet;

(b)           any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise), license or business license or permit or  of AdNet, whether or not covered by insurance;

(c)           any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of AdNet capital stock;

(d)           any sale of an asset (other than in the ordinary course of business as set forth on Schedule 2.6 hereto ) or any mortgage or pledge by AdNet of any properties or assets, other than as set forth in the subsection titled “Section 2.13 Real Estate” below or any agreements or arrangements to enter into any of the foregoing; or

(e)           any adoption by AdNet of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

(f)           any loan or advance by  or on behalf of AdNet to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or any agreements or arrangements to enter into any of the foregoing;

(g)           any material increase in the annual level of compensation of any executive employee of  AdNet; or

(h)           any entry into, or modification of any contract, agreement or any entry into an “off balance sheet” arrangement or interested party transaction by AdNet.

2.7           Taxes.  AdNet, has filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which had become due as of December 31, 2007, and there are no deficiency notices outstanding.

2.8           Compliance with Laws.  AdNet has complied with all federal, provincial, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would have a Material Adverse Effect on AdNet or the Company.

2.9           No Violations.  The execution, delivery and performance of this Agreement or the AdNet Pledge Documents and the consummation of the transactions contemplated hereby will not:

(a)        violate any provision of the Adnet Corporate Documents;

(b)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, AdNet or any AdNet Shareholder or upon the properties or business of AdNet;

(c)           violate,  constitute a material breach of or default under, any agreement, indenture, mortgage, license or other instrument or document to which AdNet or any AdNeet Shareholder or officers are party or by or to which it or any of their assets or properties are bound and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to AdNet or its assets or properties;  or

(d)           violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of AdNet.

2.10           Actions and Proceedings.  AdNet is not a party to any material pending litigation or, to its knowledge, any governmental investigation or proceeding not reflected in the Financial Statements, and to its best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against AdNet.

2.11           Agreements.  Schedule 2.11 sets forth any material contract, agreement or arrangement to which AdNet is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.  The foregoing does not include any agreements of subsidiaries of AdNet.

2.12           Brokers or Finders.  No broker's or finder's fee will be payable by AdNet in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by AdNet or any of its shareholders.

2.13           Real Estate.  AdNet owns no real property and is only a party to a single lease agreement with respect to space leased at its Beijing Officers, at the rent rate and addresses as set forth on Schedule 2.13.  AdNet is not a party to any sublease or similar arrangement.

2.14           Capitalization.  On the Closing Date, the authorized capital stock of AdNet consists of equity interests, all of which will constitute the AdNet Shares and be duly and unconditionally owned by Buyer after the Share Exchange.  AdNet has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issuance of any securities of AdNet or to the issued or unissued shares of capital stock or any other securities of AdNet.  AdNet has not issued or agreed to issue any notes or debt, or preferred instruments.

2.15           Securities Representations and Warranties of Investor Under Regulation D. The offer and sale of the Broadband Shares hereby is being made by the Parent in reliance on exemptions from the registration requirements of the Securities Act.  Accordingly, each AdNet Shareholder and AdNet Executive hereby represents, warrants and covenants with the Company as follows:

(a)           Accredited Investor.  The AdNet Shareholder and Executive is an “Accredited Investor”, as such term is defined in Rule 501 of Regulation D of the Securities Act.

(b)           Legal Power.  Each AdNet Shareholder and Executive has the requisite individual, corporate, partnership, limited liability company, trust, or fiduciary power, as appropriate, and is authorized, if such person is a corporation, partnership, limited liability company, or trust, to enter into this Agreement, to grant the releases sought herein and to acquire and accept the Broadband Shares being issued to them, and to carry out and perform its obligations under this Agreement.

 (c)           Due Execution.  This Agreement has been duly authorized, if such AdNet Shareholder or AdNet Executive is a corporation, partnership, limited liability company, trust or fiduciary, executed and delivered by such AdNet Shareholder, or Executive, and, upon due execution and delivery by the Parent, China Broadband Cayman and AdNet and AdNet Shareholder, this Agreement will be a valid and binding agreement of such AdNet Shareholder.

(d)           Access to Information.  Such AdNet Shareholder has reviewed this Agreement and the SEC Reports of the Parent.  Such AdNet Shareholder represents that it/he/she has been given full and complete access to the Company and to all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Broadband Shares herein which have been requested by the AdNet Shareholder.  Each such AdNet Shareholder represents that he/she/it has been afforded the opportunity to ask questions of, and has inquired with, the officers of the Parent and its representatives regarding its business prospects and the Broadband Shares, all as such AdNet Shareholder or such Person’s qualified representative have found necessary to make an informed investment decision to enter into this Agreement and/or acquire the Broadband Shares.  Neither such inquiries nor any other due diligence investigation conducted by such AdNet Shareholder or any of its advisors or representatives shall modify, amend or affect such shareholder’s right to rely on the Parent’s representations and warranties contained herein. Each AdNet Shareholder is also specifically aware of the lack of trading market and illiquidity of the Parent Common Stock generally, (including the Broadband Shares) and that a market may never develop.  In addition, the AdNet Shareholder is aware that the Company is in need of additional financing and that it may not be able to find such financing or obtain loans for various reasons, including, without limitation, the economic crisis, the lack of liquidity, and the Company’s financial condition.

(e)           Restricted Securities.

(i)           Each AdNet Shareholder has been advised that the Broadband Shares have not been registered under the Securities Act or any other applicable securities laws and that Broadband Shares are being offered and sold pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D thereunder and/or Regulation S, and that the Company’s reliance upon Section 4(2) and/or Rule 506 of Regulation D or Regulation S is predicated in part on such Person’s representations as contained herein.  Each AdNet Shareholder acknowledges that the Broadband Shares will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act.  None of the Broadband Shares may be resold in the absence of an effective registration thereof under the Securities Act and applicable US Federal or state securities laws unless, in the opinion of the Parent’s counsel or counsel reasonably satisfactory to counsel for parent, an applicable exemption from registration is available, it being understood that, for purposes of such opinion, the Company will not object to a bonafide opinion rendered by any reputable U.S. based law firm with an active U.S. Securities Practice.

(ii)           Each AdNet Shareholder represents that such AdNet Shareholder is acquiring the Securities for such Person’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

(iii)           Each AdNet Shareholder understands and acknowledges that the Broadband Shares, will bear substantially the following legend:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

(iv)           Each AdNet Shareholder acknowledges that an investment in the Securities is not liquid and is transferable only under limited conditions.  Each AdNet Shareholder acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

(v)           Each AdNet Shareholder acknowledges and understands that Parent was previously deemed a “blank check” shell company, for the purposes of Rule 144. Accordingly, among other restrictions, in the event that a Reporting Delinquency (as hereinafter defined) occurs,  AdNet’s and AdNet Shareholder’s only recourse will be the receipt of Additional Shares.

(f)           AdNet Shareholder Sophistication and Ability to Bear Risk of Loss.  Each AdNet Shareholder acknowledges that it is able to protect its interests in connection with the acquisition of the Broadband Shares and entry into this Agreement and the AdNet Pledge Documents and can bear the economic risk of investment in such securities without producing a material adverse change in such Investor’s financial condition.  Each AdNet Shareholder either alone or with such Person’s representative(s), otherwise has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of entry into this Agreement and the AdNet Pledge Documents an investment in the Broadband Shares.

(g)           Purchases by Groups.  Each AdNet Shareholder represents, warrants and covenants that it is not entering into this Agreement or acquiring or holding the Broadband Shares as part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

SECTION 3.

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrant to AdNet, as follows:

3.1           Organization and Good Standing.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  Parent has the corporate power to own its own property and other assets and to carry on its business as now being conducted and are duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

3.2           Corporate Authority.  Parent and, China Broadband Cayman each have the corporate power to enter into this Agreement and to perform its respective obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent, and by Parent as sole shareholder and by the board of directors of China Broadband Cayman, and, by China Broadband Cayman as required by the By-laws of Parent and of China Broadband Cayman.  This Agreement is fully enforceable as against the Buyer and Parent.

3.3           Parent Capitalization.  As of the date of this Agreement, Parent is authorized to issue 95,000,000 shares of Common Stock, $0.001 par value per share and 5,000,000 shares of blank check convertible preferred stock.  An aggregate of 50,585,455 shares of Parent Common Stock are issued and outstanding.  with 2,500,000 shares of common stock issuable under the 2008 Stock Option Plan, of which, 317,500 are issuable upon exercise of outstanding options granted under such Plan.  Other than as set forth on Schedule 3.3, no other shares of Common Stock are reserved for issuance pursuant to any convertible securities, options or warrants.  The Broadband Shares will, at the Closing, represent fifteen percent (15%) of the Parent Fully-Diluted Common Stock.

3.4           Parent Balance Sheet; Assets and Liabilities.  The Form 10K/A of Parent for the fiscal year ended December 31, 2007 includes the audited balance sheet, statement of operations and statement of cash flows of  Parent as at December 31, 2007 and for the fiscal year then ended (the “Parent 2007 Audited Financial Statements”).  The Form 10QSB of Parent for each of the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 as amended to date, includes the unaudited balance sheet, statement of operations and statement of cash flows of Parent as at such date and for the periods then ended (the “Parent September 2008 Financial Statements” and, collectively with the Parent 2007 Audited Financial Statements, the “Parent Financial Statements”).  Except as set forth on the Parent’s Balance Sheet as at September 30, 2008 as accrued to date, and for all periods subsequent thereto, Parent has no other assets and has incurred no other liabilities, debts or obligations, whether fixed, contingent or otherwise required to be set forth on a balance sheet prepared in accordance with GAAP.  The books of account and other financial records of Parent are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.  Parent does not have any other balance sheets arrangements as defined in Regulation S-K.

3.5           No Material Adverse Changes.  Since September 30, 2008, there has not been and will not be at the Closing Date:

(a)           any material liabilities or other indebtedness incurred by Parent other than as contemplated by the AdNet Pledge Documents;

(b)           any change in the financial position of Parent except changes arising in the ordinary course of business, or related to its decline in stock price, illiquidity and related recent market changes resulting from the ensuring economic crisis generally, (which includes, without limitation, inability of the Parent to find financing or obtain loans, or develop an active trading market for its securities);

(c)           any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of Parent whether or not covered by insurance;

(d)           any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of  Parent capital stock;

(e)           any sale of an asset (other than in the ordinary course of business) or any mortgage pledge by Parent of any properties or assets; or

(f)           any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business and certain salaries of executive officers are continuing to be accrued and, other than the Loan Agreement and related Pledge Agreements entered into in 2008 to facilitate the acquisition of Shandong Newspaper in the PRC;

(g)           any material increase in the annual level of compensation of any executive employee of  Parent;

(h)           any entry into, or material modification of any contract, agreement or any entry into an “off balance sheet” arrangement or interested party transaction other than as would not have a Material Adverse Effect.

3.6           Taxes.  Parent has timely filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date, and there are no deficiencies outstanding.

3.7           Compliance with Laws.  Parent has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of Parent or the trading market for the Parent Shares.  The Parent’s record keeping and financial reporting compliance and records shall permit compliance with GAAS and the Sarbanes-Oxley Act, as now in effect.

3.8           Actions and Proceedings.  Parent is not a party to any material pending litigation or, to its knowledge, any governmental proceedings are threatened against Parent.

3.9           Periodic Reports.  Parent is current in the filing of all forms or reports with the Securities and Exchange Commission (“SEC”), and has been a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), however, has filed on an extension request on form 12b-25.  All such reports and statements filed by Parent with the SEC since December 31, 2007 (collectively, “SEC Reports”)  (i) complied in all material respects with the requirements of the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and the regulations of any market on which Parent’s securities are traded; and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading, except as to the extent that the same have been revised or amended to date.

3.10           Disclosure.  Parent has (and at the Closing it will have) disclosed in writing to AdNet Shareholders all events, conditions and facts materially affecting the business, financial conditions or results of operation of Parent all of which have been set forth herein. Neither Parent nor WFOE have in the past nor will they at the Closing or thereafter, withheld disclosure of any such events, conditions, and facts which they have knowledge of or have reasonable grounds to know may exist.

3.11           Access to Records.  The corporate financial records, minute books, and other documents and records of Parent have been made available to AdNet Shareholders prior to the Closing hereof.

3.12           No Breach.  The execution, delivery and performance of this Agreement and the consummation of WFOE do not:

(a)           violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Parent or of the terms hereof is a party or by or to which it or any of its assets or properties may be bound or subject;

(b)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Parent or upon the securities, properties or business to Parent or China Broadband Cayman; or

(c)           violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

3.13           Brokers or Finders.  No broker's or finder's fee will be payable by Parent or China Broadband Cayman in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of Parent or China Broadband Cayman.

3.14           Authority to Execute and Perform Agreements.  Parent and China Broadband Cayman each have the full legal right and power and all authority and approval under Nevada or Cayman Islands law as required to enter into, execute and deliver this Agreement and all other agreements relating to the Closing and to perform fully its obligations hereunder.  This Agreement and all other agreements or instruments related hereto, have been duly executed and delivered and is the valid and binding obligation of Parent enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights generally. The execution and delivery of this Agreement and any other Agreement relating hereto and the consummation of the transactions contemplated hereby and the performance by Parent of this Agreement or any other Agreement relating hereto to which either is a party, in accordance with its respective terms and conditions will not:

(a)           violate any provision of the Parent’s Articles of Incorporation of By-laws as amended to date

(b)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body in the United States against, or binding upon, the Company or upon the properties or business of the Company;

(c)           violate,  constitute a material breach of or default under, any agreement, indenture, mortgage, license or other instrument or document to which the Company or its shareholders or officers are party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Company or its properties;  or

(d)           violate any statute, law or regulation of any US jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of the Company.

SECTION 4.

CONDITIONS PRECEDENT

4.1           Conditions Precedent to the Obligations of Parent.  All obligations of Parent and the Company under this Agreement or any other instrument or any agreement contemplated hereby are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions, any one of which may be waived at Closing by the Board of the Parent (or an executive officer of Parent acting on direction of the Board):

(a)           The representations and warranties by or on behalf of AdNet, AdNet Executives and AdNet Shareholders contained in this Agreement, or the AdNet Pledge Documents shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

(b)           AdNet, AdNet Executives and the AdNet Shareholders shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing, including, without limitation, all of the covenants and agreements of AdNet, AdNet Executives and the AdNet Shareholders set forth in Section 5 of this Agreement.

(c)           On the Closing Date, the AdNet Executives shall have delivered to Parent a certificate, duly executed by such Person and certifying, that to the best of such Person’s knowledge and belief, that the representations and warranties of AdNet set forth in this Agreement are true and correct in all material respects.

(d)           On or before the Closing, the Board of Directors of AdNet shall have approved, in accordance with PRC law and the AdNet Corporate Documents, the execution, delivery and performance of this Agreement, the AdNet Pledge Documents and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable AdNet to comply with the terms of the Agreement.

(e)           On or before the Closing Date, there shall only be the AdNet Shares outstanding, all of which shall have been duly transferred to China Broadband Cayman at Closing by delivery of the same to the Trustee.  Additionally, there shall be no warrants, options, notes, or other securities or convertible securities outstanding or any agreements to issue any of the foregoing and the capitalization shall be as established in this Agreement.

(f)           At the Closing, all instruments and documents delivered to the Company pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for the Company.

(k)           The AdNet Shares will be duly authorized, validly issued, nonassessable and fully paid and validly duly and irrevocably transferred to China Broadband Cayman.

(l)           $100,000 consisting part of the Purchase Price for the Broadband Shares shall be paid to the Company in accordance with Section 1.3, above.

(m)           The Internet Content Provider (“ICP”), and all other licenses or permits relating thereto of AdNet shall be in full force and effect with AdNet doing business or licensed and equipped to do business in no less than 29 provinces in the PRC and fully operating in no less than 2,000 cafés in the PRC at the Closing Date.

(n)           AdNet shall have received at least $200,000 (which amounts may encompass part of the $100,000 paid as and for part of the purchase price paid in accordance with Section 1.3 above) in additional investment prior to closing, in addition to $100,000 in new investment received prior to the date hereof, which additional may have been utilized to fund AdNet’s ordinary and customary ongoing expenses and operations.  AdNet may also seek equity or convertible debt financing with terms reasonably acceptable to the Company prior to the acquisition subject to the terms hereof; and

(o)           AdNet shall not have amended its AdNet Corporate Documents prior to the Closing.

4.2           Conditions Precedent to the Obligations of AdNet, AdNet Executives and the AdNet Shareholders.  All obligations of AdNet, AdNet Executives and the AdNet Shareholders under this Agreement or any other instrument or any agreement contemplated hereby are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions, any one of which may be waived at Closing by the Board of AdNet (or an executive officer of AdNet acting on direction of the Board):

(a)           The representations and warranties by or on behalf of Parent of China Broadband Cayman contained in this Agreement, or the AdNet Pledge Documents shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

(b)           Parent and China Broadband Cayman and their principals shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing, including, without limitation, of the Parent and China Broadband Cayman set forth in Section 5 of this Agreement.

(c)           On the Closing Date, an executive officer of only Parent shall have delivered to AdNet a certificate, duly executed by such respective Person and certifying that to the best of such Person’s knowledge and belief, the representations and warranties of the Parent, are true and correct in all material respects.

(d)           On or before the Closing, the Board of Directors of Parent shall have approved, in accordance with Nevada law and its By-laws, the execution, delivery and performance of this Agreement, the AdNet Pledge Documents, the issuance of the Broadband Shares and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable Parent to comply with the terms of the Agreement.

(e)           On the Closing Date, the capitalization of Parent shall be as set forth in Section 3.3, and the Broadband Shares shall represent 15% of the Parent Fully-Diluted Common Stock.

(f)           At the Closing, all instruments and documents delivered to AdNet and the AdNet Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for AdNet and the AdNet Shareholders.

(g)           The Broadband Shares will be duly authorized, validly issued, nonassessable and fully paid and validly, duly and irrevocably issued to the AdNet Shareholders under Nevada law; and

(h)           Ms.  Priscilla Lu shall have been appointed by the Parent Board, to the Board of the Parent.

SECTION 5.

COVENANTS

5.1           Corporate Examinations and Investigations.  Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require.  No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

5.2           Further Assurances.  The Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing. Specifically and without limitation, AdNet, AdNet Executives and AdNet Shareholders shall also take all commercially reasonable steps necessary after closing, so as to facilitate the outright transfer of all AdNet Shares out of trust under the AdNet Pledge Documents, so as to be directly held by the Company or WFOE set up for such purposes. AdNet, AdNet Executives and AdNet Shareholders acknowledge and understand that the sole purpose of the AdNet Pledge Documents is to ultimately facilitate such transfer and further covenant that no Party may repay or cause any party to repay or discharge the AdNet Loan in avoidance thereof.

5.3           Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, Parent, WFOE and its principals and affiliates, the AdNet Shareholders and the Parent Principal Executive Officer agree to keep confidential any information disclosed to one another in connection therewith for a period of two (2) years from the date hereof and not to unlawfully exploit such information; provided, however, such obligation shall not apply to information which:

(i)	at the time of the disclosure was public knowledge;

(ii)	is required to be disclosed publicly pursuant to any applicable federal or state securities laws;

(iii)	after the time of disclosure becomes public knowledge (except due to the action of the receiving party);

(iv)	the receiving party had within its possession at the time of disclosure; or

(v)           is ordered disclosed by a court of proper jurisdiction.

5.4           Stock Certificates.  At the Closing, the AdNet Shareholders shall have delivered the certificates representing the AdNet Shares duly endorsed (or with executed stock powers) so as to make Parent the sole owner thereof.  At such Closing, Parent shall issue to each of the AdNet Shareholders the Broadband Shares in the name(s) of  such Persons as designated by each Broadband Shareholder.

5.5           Carrying Costs of AdNet To be Debited to AdNet and Repaid to Parent.  The Parties acknowledge and recognize the costs incurred by the Company relating to this transaction as well as, without limitation, all ongoing legal, professional, accounting, auditing, recordkeeping, compliance and other administrative matters conducted by Parent or China Broadband Cayman whether relating to AdNet, its financing activities, or the Company’s and Parent’s SEC Reporting obligations and listing requirements (including, without limitation, the cost of issuing or administering any 144 resale opinions and transfer agent fees on behalf of to the AdNet Shareholders related thereto) and compliance or otherwise.  AdNet hereby covenants and agrees that, all such costs and any other future costs, loans or disbursements to or on behalf of AdNet (collectively, the “AdNet Debts”), shall be debited to AdNet and repaid to Parent quarterly.  In addition, AdNet shall make dividend payments and distributions of earnings to the Company from time to time as determined by the Parent board of directors.

5.6           Boards of Directors and Officers.                                                                At the Closing Date and for a minimum of two years thereafter, the Company will make all commercially reasonable best efforts to appoint and maintain Ms. Priscilla Lu to the Board of the Parent (e.g. with no requirement for re-appointment or nomination after the two year anniversary following the Closing Date).  In the event she is unable to continue her duties for any reason during such two year period following Closing, the former AdNet Shareholders receiving a majority of the Broadband Shares issued at the Closing shall have the right, but not the obligation, to appoint or remove a designee to the Board of directors of the Parent for the remainder of such term, which designees shall be reasonably acceptable to the majority of the remaining Board members. Within 30 days after closing, and presuming such person has faithfully executed and continues to faithfully execute his duties under the AdNet Pledge Documents, Mr. Wang Yingqi (nee Michael Wang) shall be appointed as new COO/CFO of Parent.

5.7           Required Audits and Form 8-K Current Report.  Parent shall cause the Form 8-K Current Report relating to the Closing to be filed with the SEC not later than four (4) Business Days after the Closing Date. The final preparation of such report along with receipt of completed consolidated financial statements of Parent and China Broadband Cayman and their respective subsidiaries shall be completed.  In connection with the foregoing, the Parties shall reasonably assist and cooperate with Parent and China Broadband Cayman and its subsidiaries in complying with the covenants and conditions set forth in this Section 5.7.

5.8           Expenses. It is understood and agreed that following the execution of this Agreement, any and all expenses with respect to any filings, documentation and related matters with respect to the consummation of the transactions contemplated hereby shall be the sole responsibility of China Broadband Cayman, and neither Parent nor China BroadBand Cayman or AdNet after the Closing shall be responsible for any such expenses or fees associated with such filings; provided, however, that Parent and China Broadband Cayman shall fully cooperate and execute all required documents as indicated.

SECTION 6.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

6.1           Notwithstanding any right of either party to investigate the affairs of the other party and its Shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for eighteen (18) months following the Closing.

SECTION 7.

INDEMNIFICATION; DISPUTE RESOLUTION; NON-COMPETITION

7.1           Indemnification by AdNet Shareholders.

(a)           From and after the Closing, the AdNet Shareholders shall, severally but not jointly, indemnify and hold harmless the Company, and their Affiliates, directors, officers and employees (the “Parent Indemnified Parties”) from and against any and all direct and actual damages finally awarded arising out of, resulting from or in any way related to:

(i)           the failure of any of such indemnifying party’s representations and warranties contained herein to be true as of the date made, or

(ii)           the failure to perform or satisfy, when due, any of the covenants and agreements made by such indemnifying party in this Agreement.

(b)           Notwithstanding the foregoing, the indemnification obligations of the AdNet Shareholders under Section 7.1(a) above shall, as to each individual AdNet Shareholder other than the AdNet Executives be limited to the proportion of the Damages which equals such AdNet Shareholder’s (but not the AdNet Executives’) pro rata ownership of AdNet on the Closing Date; and be limited to the amount which equals the value of the Broadband Shares issued to such AdNet Shareholder at the Closing based on the closing trading price on the Closing Date of Parent Common Stock on NASDAQ or on the Bulletin Board.

7.2           Indemnification by the Company.

(a)           From and after the Closing, Parent, and China Broadband Cayman shall, jointly and severally, indemnify and hold harmless the AdNet Shareholders and their Affiliates, directors, officers and employees from and against any and all direct and actual Damages finally awarded arising out of, resulting from or in any way related to:

(i)           the failure of any of Parent, WFOE or China Broadband Cayman’s representations and warranties contained herein to be true as of the date made, or

(ii)           the failure to perform or satisfy, when due, any of the covenants and agreements made by Parent, WFOE or China Broadband Cayman in this Agreement or in any other document or certificate delivered by Parent, WFOE or China Broadband Cayman at the Closing pursuant hereto.

7.3           (a)           Confidentiality and Non-Compete.  In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, AdNet and each AdNet Executive hereby acknowledges that he or she is a beneficiary of the Broadband Shares and this Agreement, and the AdNet Shareholders hereby jointly and severally covenants and agrees as follows:

(i)           Neither the AdNet Executives, nor any of their Affiliates shall for the longer of a period of (A) five (5) years from and after the Closing Date (unless a longer period is agreed to in writing pursuant to an employment or similar agreement or otherwise waived in writing as to any Person), or (B) if such AdNet Executive is employed by AdNet or the Company (or actively performing services for AdNet or the Company though a consulting or similar arrangement) after closing then so long as they are so employed plus three (3) years thereafter: (1) directly or indirectly acquire or own in any manner any interest in any person, firm, partnership, corporation, association or other entity which engages or plans to engage in the providing content specific media or advertisement to internet café users (the "Business") anywhere in the PRC where AdNet is licensed at the time of Closing regardless of whether it operates in cafes in such jurisdictions (the "Territory"); (2) be employed by or serve as an employee, agent, officer, director of, or as a consultant to, any person, firm, partnership, corporation, association or other entity which competes or plans to compete in any way with the Business; (3) utilize her or his special knowledge of the Business and her or his relationships with customers, suppliers and others to compete with the Business; provided, however, that nothing herein shall be deemed to prevent the AdNet Executives from acquiring through market purchases and owning, solely as an investment, less than five (5%) percent in the aggregate of the equity securities of any class of any issuer whose shares are registered under §12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices in common use.

Each of the AdNet Executives acknowledges and agrees that the covenants provided for in this Section 7.3(a) are reasonable and necessary in terms of time, area and line of business to protect the Company's (including AdNet's) good will and trade secrets.  Each AdNet Executive further acknowledges and agrees that such covenants are reasonable and necessary in terms of time, area and line of business to protect the legitimate business interests of each of Parent, the Company and AdNet, which include their interests in protecting their (x) valuable confidential business information, (y) substantial relationships with cafes and clients, and (z) customer goodwill associated with the ongoing Business.  The AdNet Executives expressly authorizes the enforcement of the covenants provided for in this Section 7.4(a) by (A) Parent, China Broadband Cayman or WFOE, (B) AdNet, and (C) any of their successors in interest or successors or assignees of the Business.  To the extent that the covenants provided for in this Section may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision.  The provision as modified shall then be enforced.

(ii)           The AdNet Executives shall not for a period of five (5) years from the Closing Date, directly or indirectly, for themselves or for any other person, firm, corporation, partnership, association or other entity call on or solicit any of the actual or targeted prospective customers or clients of the Business, nor shall the AdNet Shareholders make known the names and addresses of such customers or any information relating in any manner to the Business.

(iii)           The AdNet Shareholders shall not at any time, communicate, use to the detriment of the Company or AdNet, or for the benefit of any other Person or Persons, or misuse in any way, any Confidential Information pertaining to the Business.  Any confidential information or data now known or hereafter acquired by any AdNet Shareholders with respect to the Business shall be deemed a valuable, special and unique asset of the Company and AdNet and is received by the AdNet Shareholder in confidence and as a fiduciary.

(b)           Injunction.  It is recognized and hereby acknowledged by the parties hereto that a breach or violation by any member of the AdNet Shareholder Group of any or all of the covenants and agreements contained in this Section 7.3 may cause irreparable harm and damage to the Company and AdNet in a monetary amount which may be virtually impossible to ascertain.  As a result, the AdNet Shareholders recognizes and hereby acknowledges that the Company and/or AdNet shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the covenants and agreements contained in this Section 7.3 by the Adnet Principal Shareholders Group and/or their associates, Affiliates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company or AdNet may possess hereunder, at law or in equity.  Nothing contained in this Section 7.3 shall be construed to prevent the Company or AdNet from seeking and recovering from the such person damages sustained by it as a result of any breach or violation of any of the covenants or agreements contained herein.

7.3           Resolution of Disputes.                                                      Any dispute arising under this Agreement which cannot be resolved among the Parties shall be submitted to a state or federal court located in New York, in the County of New York, in the Federal or State courts residing in such jurisdiction.

7.4           Delinguent Filing of SEC Reports.  In the event that at any time prior to the one year anniversary of the Closing, the Parent does not file any SEC Report that it is required to file, and such failure results in the actual inability of AdNet Shareholders to utilize the resale safe harbor provisions of Rule 144 for 30 days or greater, then, for each 30 day period following the last time where such SEC Report could be filed and deemed timely, such non-filed SEC Reports (each, a “Delinquent Report” and such event referred to hereing as a “Reporting Delinquency”) is not filed, the Parent shall issue 67,777 Additional Shares to the AdNet Shareholders, up to an aggregate maximum of 677,777 Additional Shares.  Notwithstanding anything herein to the contrary, any inability to file SEC Reports directly caused by an act of omission on the part of AdNet, AdNet Executives or AdNet Shareholders, such as, without limitation, any act or failure that will prevent AdNet from rendering proper, additional financial information under US GAAP and GAAS, shall not render any unfiled SEC Reports as Delinquent Reports and to issue any Additional Shares. Notwithstanding anything herein to the contrary, no Delinquent Report, Reporting Delinquency or other breach hereof shall result in any claim, counterclaim or set off by AdNet, AdNet Executives or AdNet Shareholders, with respect to the AdNet Shares acquired by Parent hereby whether for lost profits, charges or otherwise.  All AdNet Shares issued, if any, shall be deemed restricted and duly issued and fully paid for on the date that such Shares were required to be distributed (i.e. end of each 30 day period until the earlier of such time that (i) all Additional Shares are issued or (ii) the Parent cures the Reporting Delinquency.  For the avoidance of doubt, the number of Additional Shares that may be issued may not be increased for subsequent occurrences of a Reporting Delinquency.

SECTION 8.

MISCELLANEOUS

8.1           Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

8.2           Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

8.3           Assignment.  This Agreement is not assignable except by operation of law.

8.4           Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

To Parent or any of the Buyers prior to or after Closing :

1900 Ninth Street, 3rd Floor
Boulder, Colorado 80302 USA
By fax and Email only to:
fax: (303) 449-7799
email:

with a copy to:	Ronniel Levy, Esq.
Hodgson Russ, LLP
1540 Broadway, 24th Floor
New York, NY 10165
Phone: (646) 218-7643
Facsimile: (646) 943-7078
email: rlevy@hodgsonruss.com

To AdNet at any time before or after Closing:

Shaquain Wang, Esq.
19th Floor, Landmark Tower 2 ,
8 North Dongsanhuan Road,
Beijing 100004, Peoples Republic of China
Phone: 86-10-65906639-205
Email: wsq@ealawfirm.com

with a copy to:	Ronniel Levy, Esq.
Hodgson Russ, LLP
1540 Broadway, 24th Floor
New York, NY 10165
Phone: (646) 218-7643
Facsimile: (646) 943-7078
email: rlevy@hodgsonruss.com

To any of the AdNet Shareholders at any time, to the address for such person as set forth opposite their names on Schedule A hereto, with a copy to the Company and its counsel and AdNet and its counsel as set forth above and to the following as counsel to a certain AdNet Shareholder:

Michael H. Altman, Esq.
100 East Wisconsin Avenue, Suite 3300
Milwaukee, WI 53202-4108
Phone: (414) 271-6560
Fax: (414) 277-0656
Email: MHALTMAN@michaelbest.com

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor, or by fax or e-mail with a receipt of transmission thereof.

8.5           Governing Law.  Except as may be required under PRC or Nevada law, this Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of New York, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.  THE PARTIES HERETO WAIVE A RIGHT TO TRIAL BY JURY.

8.6           Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

8.7           Entire Agreement.  This Agreement (including the Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.

8.8           Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.9           Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

8.10           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

8.11           Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

8.12           Press Releases.  The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

[Signature Pages Follow]

[COUNTERPART SIGNATURE PAGE OF CHINA BROADBAND, INC. AND
ADNET, TO SHARE ISSUANCE AGREEMENT DATED AS OF APRIL 7, 2009RELATING TO SALE OF ADNET TO CHINA BROADBAND, INC.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ATTEST:	CHINA BROADBAND, INC.

_______________________	By:
___________, Secretary		Name:
Title:

CHINA BROADBAND, INC.

By:
Name:
Title:

ATTEST:
______________________
Secretary

Wanshi Wangjing Media Technologies (Beijing) Co., Ltd. (北京万视网景传媒科技有限公司)

By:
Name:
Title:

[Signature Page Continues]

[COUNTERPART SIGNATURE PAGE OF ADNET SHAREHOLDERS, TO SHARE ISSUANCE AGREEMENT DATED AS OF APRIL 7, 2009 RELATING TO SALE OF ADNET TO CHINA BROADBAND, INC.]

ADNET SHAREHOLDERS:

______________________________________
Print Name or Entity

______________________________________
Signature

______________________________________
           Title (If signing on behalf of entity)

EXHIBITS

Exhibit A	AdNet Pledge Documents between China Broadband, Ltd., AdNet and AdNet Shareholders

A-1 Loan Agreement A-2 Equity Option Agreement A-3 Trustee Appointment Letter A-4 Power of Attorney

SCHEDULES

Schedule A	Schedule of AdNet Shareholders

Schedule 2.6.	Material Adverse Changes of AdNet

Schedule 2.11	Significant contracts of AdNet (List)

Schedule 2.13	Real Property Owned and Leases of AdNet

Schedule 3.3	Other Parent Common Stock

SCHEDULE A

AdNet Shareholders

Name	Share percentages
of Shareholder	of ADNET

Roche Related Parties
Agnone Trust: 72.5%	25.38%
OLM Holdings: 10%	3.50%
Pat Folliard: 10%	3.50%
Tony Cachey: 2.5%	0.88%
Stanley Shoh: 2.5%	0.88%
Benjamin Johnson: 2.5%	0.88%

Mercantile Capital Partners II, L.P. 3201 Old Glenview Road, Suite 235, Wilmette, IL 60091	17.50%

Paragon Ranch,Inc.	10.00%
5445 DTC Parkway, Suite 1020
Greenwood Village, Co 80111

Priscilla Lu	12.00%
Michael Wang	8.00%

EXHIBIT A

AdNet Pledge Documents

A-1           Loan Agreement
A-2           Equity Option Agreement
A-3           Trustee Appointment Letter
A-4           Power of Attorney

Schedule 2.6

Material Adverse Changes of AdNet

None.

Schedule 2.11

Significant contracts of AdNet

1.	Streaming Media advertisement cooperation Agreement between Click to See and AdNet
2.	Film and Video for Internet café cooperation Agreement between Wuhan Eyoo and AdNet
3.	Advertising platform cooperation Agreement between BBVOD and AdNet
4.	Retainer service agreement between EAST ASSOCIATES Law Firm and AdNet
5.	Information Network Transmission Right License agreement between Shanghai Mega Joy and AdNet
6.	Server hosting and bandwidth leasing contract for Tangshan IDC
7.	Server hosting and bandwidth leasing contract for Wuhan and Yantai IDC
8.	Server hosting and bandwidth leasing contract for Wenzhou IDC
9.	Server hosting and bandwidth leasing contract for Yunnan IDC
10.	Email server hosting and service contract
11.	CDN service contract between ChinaNetCenter and AdNet

Schedule 2.13

Real Property Owned and Leases of AdNet

Schedule 3.3

Other Parent Common Stock